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                                                                      EXHIBIT 99

The Sirena Apparel Group, Inc. Announces Voluntary
Chapter 11 Filing

     Business Editors

     Vernon, CA - (BUSINESS WIRE)--June 25, 1999--The Sirena Apparel Group, Inc. (Nasdaq: SIRN) today announced that it has filed a voluntary petition to reorganize under Chapter 11 of the United States Bankruptcy Code. Under Chapter 11, the Company will continue to operate its business under court protection from creditors, while seeking to work out a plan of reorganization. The petition was filed in the U.S. Bankruptcy Court for the Central District of California.

     On an informal basis, Foothill Capital Corporation has preliminarily agreed to provide the Company with debtor-in-possession (DIP) financing. The Company expects to finalize negotiations regarding Foothill's DIP financing and to seek Bankruptcy Court approval of the financing as soon as possible.

     The Company determined that in light of events arising from its discovery of financial irregularities and the need to restate its earnings for the first three quarters of the fiscal year ending June 30, 1999, there was substantial risk that the Company would be unable to secure sufficient financing for the remainder of calendar year 1999. Accordingly, the Company determined that seeking a Chapter 11 filing at this time is in its best interests.

     The Company also announced that Richard Matthews has been named interim Chief Executive Officer and Howard Hedinger has been named Chairman of the Board of Directors, effective immediately. Mr. Matthews is a business consultant who has extensive corporate restructuring experience. Mr. Hedinger is a director of the Company and is the President and Chairman of the Board of Directors of American Industries, Inc., a substantial stockholder of the Company. The
Company also announced that Ellison Morgan has resigned from the Company's
Board of Directors.

     Mr. Matthews said, "While the decision to file for Chapter 11 protection was a difficult one, it represents the best alternative for the Company at this time. The Chapter 11 filing will provide us with time to perform a comprehensive evaluation of our strategic alternatives and will allow us to minimize the impact on our day-to-day operations."

     He further noted that, "We are very grateful for the support that our licensors, customers and suppliers have shown for us during this difficult period. We are also especially thankful for the continued loyalty and support of our dedicated staff of employees."

     The Company is a leading designer, manufacturer and marketer of branded and private-label swimwear, intimate apparel and resortwear under well-recognized brands that include Anne Klein, Liz Claiborne, Elisabeth, Sirena, Rose Marie Reid, Hang Ten, and Jezebel.

     Statements in this release that are not historical may be deemed forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include the findings of the Special Committee appointed to review the Company's accounting practices, determinations of Sirena's auditors with regard to the company's accounting practices, the extent and timing of any charges to be taken in connection therewith, Sirena's ability to implement its strategic business plan as well as appropriate financial and operational controls, the ability to maintain existing licenses and obtain new licenses, the continued ability to obtain financing, general economic and industry


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conditions, competition within the apparel industry, and other risks detailed from time to time in Company's SEC reports, including Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and Annual Reports on Form 10-K.

      SOURCE: The Sirena Apparel Group, Inc.